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                                                                  EXHIBIT (a)(8)


                            [LCC LOGO APPEARS HERE]

                             7925 Jones Branch Drive
                          McLean, Virginia, 22102, USA

                              ______________, 2001



Dear option holder:

On behalf of LCC International, Inc. (the "Company"), I am writing to provide you with the results of the Company's recent offer to exchange (the "Offer") outstanding options granted to employees under the Amended and Restated LCC International, Inc. 1996 Employee Stock Option Plan (the "Plan") with an exercise price of $10.50 or more (the "Options") for new options the Company will grant under the Plan (the "New Options"). All capitalized terms used in this letter which are not defined herein have the meanings given to those terms in the letter of transmittal accompanying the Company's offer to exchange dated October 16, 2001.

The Offer expired at 5:00 p.m., New York City time, on November 20, 2001. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, the Company accepted for exchange Options tendered to it for a total of ____________ shares of Class A common stock and canceled all such Options.

In accordance with the terms and subject to the conditions of the Offer, the Company will grant a New Option for one option share for each Option for two option shares that the Company accepted for exchange. Also in accordance with the terms of the Offer, the terms and conditions of the New Options will be substantially the same as the terms and conditions of the Options you tendered for exchange, except that the exercise price of the New Options will be equal to the closing price of the Class A common stock on the Nasdaq National Market on the business day immediately preceding the date the Company grants the New Options.

In accordance with the terms of the Offer, the Company will grant you the New Options on or about May 21, 2002. At that time, as described in the offer to exchange, you will receive a new grant letter executed by the Company.




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The following table sets forth information concerning (1) the Options tendered by you and accepted for exchange and canceled by the Company and (2) the total number of shares of Class A common stock to be subject to the New Options to be granted to you in accordance with the terms of the offer:

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                                                     TOTAL NUMBER OF         TOTAL NUMBER OF
                                                      OPTION SHARES        OPTION SHARES TO BE
GRANT DATE OF TENDERED      EXERCISE PRICE OF          SUBJECT TO              SUBJECT TO
        OPTION               TENDERED OPTION         TENDERED OPTION           NEW OPTIONS
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

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


In accordance with the terms of the Offer, and as provided in the Plan, you must remain an employee of the Company or one of its subsidiaries from the date you tendered Options through the grant date of the New Options in order to receive your New Options. If you do not remain an employee, you will not receive New Options or any other consideration for the Options tendered by you and canceled by the Company.

If you have any questions about your rights in connection with the grant of New Options, please contact Brady Kavulic, Stock Plan Administrator, at telephone no. (703) 873-2691 or via e-mail at stock_administration@lcc.com.



Sincerely,



Tom Faulders
Chairperson and CEO


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